Exibit 16

                            Total Return Calculation


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EXPLANATION OF TOTAL RETURN CALCULATION                               EXHIBIT 16


TOTAL RETURN FORMULA:
             P(1 + T)(n) = ERV

Where:       P = a hypothetical initial payment of $1,000
             T = average annual total return
             (n) = number of years
             ERV = ending redeemable value



                                                              (a)            (b)         (c)=a-b              (d)            (e)
                                                                          Front end    Initial Net         Number of       Dividend
                                                            Initial         Sales         Asset           shares per       Reinvest
                                                            Payment        Charge         Value         Initial Payment     Shares
                                                            -------        ------         -----         ---------------     ------
                                                              ($)            ($)           ($)
Since inception September 24, 1997 to February 28, 1998
PDP Core Equity Class A                                     1,000.00        47.50          952.50             95.25          0.35

Since inception September 24, 1997 to February 28, 1998
PDP Core Equity Class B                                     1,000.00         --          1,000.00            100.00          0.29

Since inception September 24, 1997 to February 28, 1998
PDP Core Equity Class C                                     1,000.00         --          1,000.00            100.00          0.28

Since inception September 24, 1997 to February 28, 1998
PDP Core Equity Class M                                     1,000.00        35.00          965.00             96.50          0.217

Since inception September 24, 1997 to February 28, 1998
PDP Growth & Income Class A                                 1,000.00        47.50          952.50             95.25          0.63

Since inception September 24, 1997 to February 28, 1998
PDP Growth & Income Class B                                 1,000.00         --          1,000.00            100.00          0.56

Since inception September 24, 1997 to February 28, 1998
PDP Growth & Income Class C                                 1,000.00         --          1,000.00            100.00          0.54

Since inception September 24, 1997 to February 28, 1998
PDP Growth & Income Class M                                 1,000.00        35.00          965.00             96.50          0.563



                                                                 (f)            (g)        (h)=f-g     (i)=(h-a)/a
                                                                Share         Backend       Ending     Cumulative      Average
                                                              Value end        Sales      Redeemable     Total         Annual
                                                              of Period       Charge        Value        Return        Return
                                                              ---------       ------        -----        ------        ------
                                                                ($)            ($)           ($)           (%)           (%)
Since inception September 24, 1997 to February 28, 1998
PDP Core Equity Class A                                     1,074.54          --         1,074.54        7.45%         7.45%

Since inception September 24, 1997 to February 28, 1998
PDP Core Equity Class B                                     1,124.25         50.00       1,074.25        7.43%         7.43%

Since inception September 24, 1997 to February 28, 1998
PDP Core Equity Class C                                     1,124.18         10.00       1,114.18       11.42%        11.42%

Since inception September 24, 1997 to February 28, 1998
PDP Core Equity Class M                                     1,087.10          --         1,087.10        8.71%         8.71%

Since inception September 24, 1997 to February 28, 1998
PDP Growth & Income Class A                                 1,095.91          --          1,095.91        9.59%         9.59%

Since inception September 24, 1997 to February 28, 1998
PDP Growth & Income Class B                                 1,147.44         50.00       1,097.44        9.74%         9.74%

Since inception September 24, 1997 to February 28, 1998
PDP Growth & Income Class C                                 1,147.21         10.00       1,137.21       13.72%        13.72%

Since inception September 24, 1997 to February 28, 1998
PDP Growth & Income Class M                                 1,109.43          --         1,109.43       10.94%        10.94%

